As filed with the Securities and Exchange Commission on August 6, 2024
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)
Blocks A & B, Portway Building Granta Park, Great Abington, Cambridge United Kingdom (Address of Principal Executive Offices)	CB21 6GS (Zip Code)

Bicycle Therapeutics plc 2024 Inducement Plan

(Full title of the plan)

Alethia Young

Chief Financial Officer

Bicycle Therapeutics Inc.

35 Cambridgepark Drive, Suite 350

Cambridge, MA 02140

(Name and address of agent for service)

(617) 945-8155

(Telephone number, including area code, of agent for service)

Copy to:

Laura Berezin

Jaime Chase

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, Washington 98101-1355

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory note

On July 24, 2024, the board of directors of Bicycle Therapeutics plc (the “Registrant”) adopted the Bicycle Therapeutics plc 2024 Inducement Plan (the “Inducement Plan”) pursuant to which the Registrant reserved 1,500,000 ordinary shares, nominal value £0.01 per share (“Ordinary Shares”), to be used exclusively for grants of equity-based awards to individuals who were not previously employees or directors of the Registrant, as an inducement material to the individual’s entry into employment with the Registrant within the meaning of Nasdaq Listing Rule 5635(c)(4). This Registration Statement on Form S-8 (“Registration Statement”) is being filed for the purpose of registering (i) 1,428,800 Ordinary Shares reserved and available for issuance under the Inducement Plan and (ii) 71,200 Ordinary Shares to be issued upon the exercise of share options granted to new employees as inducement awards in connection with the commencement of employment pursuant to Nasdaq Listing Rule 5635(c)(4).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933 (the “Securities Act”). The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to the participants in the plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, are incorporated herein by reference (File No. 001-38916):

(a)     the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 20, 2024 (the “Annual Report”);

(b)     the Registrant’s Definitive Proxy Statement filed with the Commission on April 15, 2024 and the Definitive Additional Materials filed with the Commission on April 18, 2024 (excluding those portions that are not incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

(c)     the Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 2, 2024 and August 6, 2024;

(d)     the Registrant’s Current Reports on Form 8-K filed with the Commission on February 20, 2024, April 18, 2024, May 16, 2024, May 23, 2024, June 18, 2024 and July 10, 2024 (in each case, except for information contained therein which is furnished rather than filed); and

(e)     the descriptions of the Registrant’s Ordinary Shares and American Depositary Shares contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) on May 20, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.6 to the Annual Report.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents, except for documents or information deemed furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subject to the U.K. Companies Act 2006, members of the Registrant’s board of directors and its officers have the benefit of the following indemnification provisions in the Registrant’s Articles of Association:

Current and former members of the Registrant’s board of directors or officers shall be indemnified against all relevant loss, including any liability incurred in defending any criminal or civil proceedings in which judgment is given in their favor or in which they are acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part or in connection with any application in which the court grants them relief from liability for negligence, default, breach of duty or breach of trust in relation to the Registrant’s or an associated company’s affairs.

In the case of current or former members of the Registrant’s board of directors, in compliance with the U.K. Companies Act 2006, there shall be no entitlement to reimbursement as referred to above for (i) any liability incurred to the Registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the Registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the Registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the Registrant as a company in which the court refuses to grant relief to the director. The Registrant may provide any current or former director or officer with funds to meet expenditure incurred or to be incurred by them in connection with any proceedings or application referred to above and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

In addition, the Registrant has entered into a deed of indemnity with each of its directors and officers. In addition to such indemnification, the Registrant provides its directors and officers with directors’ and officers’ liability insurance.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
3.1	Articles of Association of Bicycle Therapeutics plc (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 (File No. 001-38916), filed with the Commission on August 6, 2024).

4.1	Form of Deposit Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-231076), filed with the Commission on May 13, 2019).

4.2	Form of American Depositary Receipt (included in Exhibit 4.1) (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-231076), filed with the Commission on May 13, 2019).

5.1*	Opinion of Cooley (UK) LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Cooley (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1*	Bicycle Therapeutics plc 2024 Inducement Plan.

99.2*	Form of Option Grant Notice and Option Agreement for the Bicycle Therapeutics plc 2024 Inducement Plan.

99.3*	Form of RSU Grant Notice and RSU Agreement for the Bicycle Therapeutics plc 2024 Inducement Plan.

107*	Filing Fee Table

*                             Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, United Kingdom, on August 6, 2024.

BICYCLE THERAPEUTICS PLC

Name:	/s/ Kevin Lee
Kevin Lee, Ph.D., MBA
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Bicycle Therapeutics plc, hereby severally constitute and appoint Kevin Lee and Alethia Young, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Bicycle Therapeutics plc and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on August 6, 2024.

Name	Title

/s/ Kevin Lee	Chief Executive Officer and Director (Principal Executive Officer)
Kevin Lee, Ph.D., MBA

/s/ Alethia Young	Chief Financial Officer (Principal Financial Officer)
Alethia Young

/s/ Travis Thompson	Chief Accounting Officer (Principal Accounting Officer)
Travis Thompson

/s/ Pierre Legault	Chairman of the Board and Director
Pierre Legault, MBA, CPA

/s/ Felix J. Baker	Director
Felix J. Baker, Ph.D

/s/ Janice Bourque	Director
Janice Bourque, MBA

/s/ Jose-Carlos Gutiérrez-Ramos	Director
Jose-Carlos Gutiérrez-Ramos, Ph.D.

/s/ Richard Kender	Director
Richard Kender, MBA

/s/ Stephen Sands	Director
Stephen Sands, MBA

/s/ Gregory Winter	Director
Sir Gregory Winter, FRS

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, Bicycle Therapeutics plc has duly caused this registration statement to be signed by the following duly authorized representative in the United States on August 6, 2024.

BICYCLE THERAPEUTICS INC.

By:	/s/ Alethia Young
Name:	Alethia Young
Title:	Authorized Representative in the United States